Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Keith A. Woodward	Kathryn Lovik
Senior Vice President and Chief Financial Officer	Global Communications Director
keith.woodward@tennantco.com	kathryn.lovik@tennantco.com
763-540-1205	763-540-1212

Tennant Company Reports 2019 First-Quarter Results

Net sales of $262.5 million in the first quarter

First-quarter GAAP diluted earnings per share of $0.29; adjusted diluted EPS of $0.49 per share

Adjusted EBITDA growth of 17 percent to $29.5 million, up 200 basis points to 11.2 percent of sales

Company reaffirms 2019 guidance for net sales, Adjusted EBITDA and EPS

MINNEAPOLIS, April 30, 2019—Tennant Company (“Tennant”) (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported first quarter 2019 results. For the 2019 first quarter, Tennant Company reported net sales of $262.5 million, down 3.8 percent, which included a 3.4 percent reduction from currency. Excluding currency impacts, organic sales were down 0.8 percent. Net earnings were $5.4 million, or $0.29 per diluted share, compared to $3.3 million, or $0.18 per diluted share, in the 2018 first quarter. Excluding non-operational items, adjusted net earnings grew 82 percent to $9.1 million, or $0.49 per share, compared to adjusted net earnings of $5.0 million in the 2018 first quarter, or $0.27 per share. (See the Supplemental Non-GAAP Financial Table.)
Chris Killingstad, Tennant Company’s president and chief executive officer, said, “Our margin improvement initiatives and pursuit of profitable top-line growth are key focus areas for Tennant. The first-quarter results reflect progress in these areas, as well as some challenging sales comparisons. During the quarter, our sales reflected a combination of factors: difficult comparisons to the robust amount of strategic account activity in last year’s first quarter, industry softness in the United Kingdom, and the negative impact of currency. These factors were partially offset by strength in Latin America and across Asia Pacific. We are encouraged by our profitability gains during the quarter, which reflect our ongoing, broad-based margin improvement efforts, a favorable mix within our sales channels, and our disciplined management of controllable expenses. Overall, we are pleased with our earnings performance during the first quarter and are confident in our underlying growth and profitability outlook.”

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First-Quarter Operating Review

Regional Sales Highlights
•Americas – Sales in the Americas declined 1.1 percent, but were up 0.3 percent organically, reflecting strength in Latin America. The decline reflected challenging sales comparisons in North America due to strong strategic account activity in the 2018 first quarter.
•EMEA – Sales in EMEA declined 12.0 percent, or 5.0 percent organically, reflecting challenging sales comparisons in key countries due to strong strategic account and distributor-channel sales activity in the 2018 first quarter and general industry softness in the United Kingdom.
•APAC – Sales in this region increased 10.3 percent, up 8.4 percent organically, due to broad-based strength across the region in both direct and distributor channels.

Profitability Measures
•Gross margin – Gross margin in the 2019 first quarter was 41.2 percent, up 120 basis points year over year and benefited from pricing actions and favorable channel mix.
•Adjusted EBITDA – Adjusted earnings before interest, taxes, depreciation and amortization during the 2019 first quarter grew 17 percent, an improvement of 200 basis points, to 11.2 percent of sales, reflecting Tennant’s broad-based efforts to balance spending discipline with investments in EBITDA expanding initiatives. (See the Supplemental Non-GAAP Financial Table.)

Cash Flow, Capital Allocation and Other Items
During the quarter, cash flow from operations reflected a usage of $11.6 million, primarily from higher inventory levels to support future sales growth and employee compensation and benefit related payments. During the same period, the company borrowed $13.0 million from its available credit facility, paid down $8.0 million of our outstanding debt and paid $4.0 million in cash dividends to shareholders. In addition, during the quarter the company implemented a restructuring action of $4.3 million to further integration efforts related to the IPC Group and paid $11.3 million as an initial payment related to the Gaomei acquisition.

2019 Business Outlook
Killingstad concluded, “Our approach to creating long-term value for our shareholders prioritizes driving profitable growth by focusing our sales efforts and investments on the most value-enhancing opportunities, building on our position as an innovation leader, and deepening our operational rigor and financial strength. We
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have initiatives in place to address each of these key areas and we expect to make continued progress in 2019 and beyond.”
For 2019, Tennant reaffirms the following previously provided guidance:
•Net sales of $1.15 billion to $1.17 billion, reflecting organic sales growth of 2 to 3 percent;
•Reported GAAP earnings in the range of $2.05 to $2.25 per diluted share;
•Adjusted EPS of $2.30 to $2.50 per diluted share;
•Adjusted EBITDA of $129 million to $133 million;
•Capital expenditures in the range of $40 million to $45 million; and
•An effective tax rate of approximately 20 percent.

Conference Call
Tennant will host a conference call to discuss 2019 first-quarter results on April 30, 2019, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A taped replay of the conference call, with slides, will be available at investors.tennantco.com until May 30, 2019.

Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; cleaning tools and supplies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.12 billion in 2018 and has approximately 4,300 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; fluctuations in the cost, quality or availability of raw materials and purchased components; geopolitical and economic uncertainty throughout the world; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to develop and commercialize new innovative products and services; our ability to integrate acquisitions, including IPC and Gaomei; the competition in our business; our ability to successfully protect our information technology systems from cybersecurity risks; the potential disruption of our business from actions of activist investors or others; the occurrence of a significant business interruption; our ability to comply with laws and regulations; unforeseen product liability claims or product quality issues; our ability to generate sufficient cash to satisfy our debt obligations; and the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2018 Form 10-K or 2019 Form 10-Qs. Shareholders,
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potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release and the related conference call include presentation of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the company.
We believe that disclosing Selling and Administrative Expense – as adjusted, Selling and Administrative Expense as a percent of Net Sales – as adjusted, Profit from Operations – as adjusted, Operating Margin – as adjusted, Profit Before Income Taxes – as adjusted, Income Tax Expense – as adjusted, Net Earnings Attributable to Tennant Company – as adjusted and Net Earnings Attributable to Tennant Company per Share – as adjusted (collectively, the “Non-GAAP Measures”), excluding the impacts from the restructuring charge, acquisition and integration costs, and certain non-operational professional services are useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate Selling and Administrative Expense – as adjusted, Selling and Administrative Expense as a percent of Net Sales – as adjusted, Profit from Operations – as adjusted, Operating Margin – as adjusted, and Profit Before Income Taxes – as adjusted by adding back the pre-tax effect of the restructuring charge, acquisition and integration costs, and certain non-operational professional services. We calculate Income Tax Expense – as adjusted by adding back the tax effect of the restructuring charge, acquisition and integration costs, and certain non-operational professional services. We calculate Net Earnings Attributable to Tennant Company – as adjusted by adding back the after-tax effect of the restructuring charge, acquisition and integration costs, and certain non-operational professional services. We calculate Net Earnings Attributable to Tennant Company per Share – as adjusted by adding back the after-tax effect of the restructuring charge, acquisition and integration costs, and certain non-operational professional services, and dividing the result by the diluted weighted average shares outstanding.
We believe that disclosing Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and EBITDA Margin, excluding the impact from the restructuring charge, acquisition and integration costs, and certain non-operational professional services (EBITDA – as adjusted) and EBITDA Margin – as adjusted, is useful to investors as a measure of operating performance. We use these measures to monitor and evaluate operating performance. EBITDA – as adjusted and EBITDA Margin – as adjusted are financial measures that do not reflect GAAP. We calculate EBITDA – as adjusted by adding back the pre-tax effect of the restructuring charge, acquisition and integration costs, and certain non-operational professional services, Interest Income, Interest Expense, Income Tax Expense, Depreciation Expense and Amortization Expense to Net Earnings (Loss) – as reported. We calculate EBITDA Margin – as adjusted by dividing EBITDA – as adjusted by Net Sales.
Investors should consider these non-GAAP financial measures in addition to, not as a substitute for, or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Table to this earnings release.

FINANCIAL TABLES FOLLOW

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Page 5 – Tennant Company Reports 2019 First Quarter Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In millions, except shares and per share data)	Three Months Ended
	March 31
	2019	2018
Net Sales	$262.5	$272.8
Cost of Sales	154.3	163.7
Gross Profit	108.2	109.1
Gross Margin	41.2%	40.0%
Operating Expense:
Research and Development Expense	7.2	8.0
Selling and Administrative Expense	90.2	90.7
Total Operating Expense	97.4	98.7
Profit from Operations	10.8	10.4
Operating Margin	4.1%	3.8%
Other Income (Expense):
Interest Income	0.8	0.7
Interest Expense	(5.0)	(5.7)
Net Foreign Currency Transaction Losses	0.2	(0.7)
Other Expense, Net	(0.2)	(0.3)
Total Other Expense, Net	(4.2)	(6.0)
Profit Before Income Taxes	6.6	4.4
Income Tax Expense	1.2	1.1
Net Earnings Including Noncontrolling Interest	5.4	3.3
Net Earnings Attributable to Tennant Company	$5.4	$3.3

Net Earnings Attributable to Tennant Company per Share:
Basic	$0.30	$0.18
Diluted	$0.29	$0.18

Weighted Average Shares Outstanding:
Basic	18,042,468	17,790,989
Diluted	18,345,211	18,245,359

Cash Dividends Declared per Common Share	$0.22	$0.21

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In millions)	Three Months Ended
	March 31
	2019	2018	%
Americas	$160.8	$162.6	(1.1)
Europe, Middle East and Africa	78.1	88.8	(12.0)
Asia Pacific	23.6	21.4	10.3
Total	$262.5	$272.8	(3.8)
(1) Net of intercompany sales.
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TENNANT COMPANY
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	March 31,	December 31
	2019	2018
ASSETS
Current Assets:
Cash, Cash Equivalents and Restricted Cash	$46.9	$86.1
Receivables:
Trade, less Allowances of $2.7 and $2.5, respectively	204.2	208.0
Other	9.5	8.2
Net Receivables	213.7	216.2
Inventories	158.2	135.1
Prepaid and Other Current Assets	33.6	31.2
Total Current Assets	452.4	468.6
Property, Plant and Equipment	405.7	386.6
Accumulated Depreciation	(230.8)	(223.2)
Property, Plant and Equipment, Net	174.9	163.4
Operating Lease Assets	40.7	—
Goodwill	189.7	182.7
Intangible Assets, Net	156.0	146.5
Other Assets	27.0	31.3
Total Assets	$1,040.7	$992.5

LIABILITIES AND TOTAL EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$30.1	$27.0
Accounts Payable	94.9	98.4
Employee Compensation and Benefits	41.6	56.1
Other Current Liabilities	100.6	67.4
Total Current Liabilities	267.2	248.9
Long-Term Liabilities:
Long-Term Debt	330.1	328.1
Long-Term Operating Lease Liabilities	24.7	—
Employee-Related Benefits	20.6	21.1
Deferred Income Taxes	46.2	46.0
Other Liabilities	31.7	32.1
Total Long-Term Liabilities	453.3	427.3
Total Liabilities	720.5	676.2
Equity:
Common Stock	6.8	6.8
Additional Paid-In Capital	32.0	28.5
Retained Earnings	317.7	316.3
Accumulated Other Comprehensive Loss	(38.5)	(37.2)
Total Tennant Company Shareholders’ Equity	318.0	314.4
Noncontrolling Interest	2.2	1.9
Total Equity	320.2	316.3
Total Liabilities and Total Equity	$1,040.7	$992.5

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TENNANT COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Three Months Ended
	March 31
	2019	2018
OPERATING ACTIVITIES
Net Earnings Including Noncontrolling Interest	$5.4	$3.3
Adjustments to reconcile Net Earnings to Net Cash (Used in) Provided by Operating Activities:
Depreciation	8.0	7.7
Amortization of Intangible Assets	5.7	5.9
Amortization of Debt Issuance Costs	0.4	0.5
Deferred Income Taxes	1.3	(3.1)
Share-Based Compensation Expense	3.3	2.7
Allowance for Doubtful Accounts and Returns	0.1	0.7
Other, Net	0.2	0.1
Changes in Operating Assets and Liabilities, Net of Assets Acquired:
Receivables, Net	0.8	(0.4)
Inventories	(20.3)	(10.8)
Accounts Payable	(2.0)	5.7
Employee Compensation and Benefits	(13.6)	(4.4)
Other Current Liabilities	0.3	(1.0)
Other Assets and Liabilities	(1.2)	(1.4)
Net Cash (Used in) Provided by Operating Activities	(11.6)	5.5

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(20.5)	(3.5)
Proceeds from Principal Payments Received on Long-Term Note Receivable	0.1	0.2
Acquisition of Business, Net of Cash, Cash Equivalents and Restricted Cash Acquired	(9.0)	—
Purchase of Intangible Assets	(0.2)	(1.0)
Net Cash Used in Investing Activities	(29.6)	(4.3)

FINANCING ACTIVITIES
Proceeds from Credit Facility Borrowings	13.0	—
Repayments of Debt	(8.0)	(3.9)
Change in Finance Lease Obligations	(0.1)	—
Proceeds from Issuances of Common Stock	0.6	0.8
Dividends Paid	(4.0)	(3.8)
Net Cash Provided by (Used in) Financing Activities	1.5	(6.9)

Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	0.5	1.3

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(39.2)	(4.4)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	86.1	59.0

Cash, Cash Equivalents and Restricted Cash at End of Period	$46.9	$54.6

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended
	March 31
	2019	2018

Selling and Administrative Expense - as reported	$90.2	$90.7
Selling and Administrative Expense as a percent of Net Sales - as reported	34.4%	33.2%
Adjustments:
Acquisition and Integration Costs (S&A Expense)	(0.6)	(1.0)
Professional Services	(0.1)	(1.2)
Restructuring Charge	(4.3)	—
Selling and Administrative Expense - as adjusted	$85.2	$88.5
Selling and Administrative Expense as a percent of Net Sales - as adjusted	32.5%	32.4%

Profit from Operations - as reported	$10.8	$10.4
Operating Margin - as reported	4.1%	3.8%
Adjustments:
Acquisition and Integration Costs	0.6	1.0
Professional Services	0.1	1.2
Restructuring Charge	4.3	—
Profit from Operations - as adjusted	$15.8	$12.6
Operating Margin - as adjusted	6.0%	4.6%

Profit Before Income Taxes - as reported	$6.6	$4.4
Adjustments:
Acquisition and Integration Costs	0.6	1.0
Professional Services	0.1	1.2
Restructuring Charge	4.3	—
Profit Before Income Taxes - as adjusted	$11.6	$6.6

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended
	March 31
	2019	2018

Income Tax Expense - as reported	$1.2	$1.1
Adjustments:
Acquisition and Integration Costs(1)	0.1	0.2
Professional Services(1)	—	0.3
Restructuring Charge(1)	1.2	—
Income Tax Expense - as adjusted	$2.5	$1.6

Net Earnings Attributable to Tennant Company - as reported	$5.4	$3.3
Adjustments:
Acquisition and Integration Costs	0.5	0.8
Professional Services	0.1	0.9
Restructuring Charge	3.1	—
Net Earnings Attributable to Tennant Company - as adjusted	$9.1	$5.0

Net Earnings Attributable to Tennant Company per Share - as reported:
Diluted	$0.29	$0.18
Adjustments:
Acquisition and Integration Costs	0.03	0.04
Professional Services	—	0.05
Restructuring Charge	0.17	—
Net Earnings Attributable to Tennant Company per Share - as adjusted	$0.49	$0.27
(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where expenses were incurred and deductible for tax purposes.
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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended
	March 31
	2019	2018

Net Earnings Including Noncontrolling Interest - as reported	$5.4	$3.3
Adjustments:
Interest Income	(0.8)	(0.7)
Interest Expense	5.0	5.7
Income Tax Expense	1.2	1.1
Depreciation Expense	8.0	7.7
Amortization Expense	5.7	5.9
Acquisition and Integration Costs	0.6	1.0
Professional Services	0.1	1.2
Restructuring Charge	4.3	—
Earnings Before Interest, Taxes, Depreciation & Amortization - as adjusted	$29.5	$25.2
EBITDA Margin - as adjusted	11.2%	9.2%

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